UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2019

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share	PBCT PBCTP	NASDAQ Global Select Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on May 16, 2019.

(b) There were 378,573,214 shares of common stock entitled to vote at the Annual Meeting, of which 329,231,050 shares were present in person or by proxy. Shareholders voted on the following matters at the Annual Meeting:

1. Election of twelve directors. The results of the election of the twelve nominees for director are indicated below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John P. Barnes	260,794,145	11,960,214	848,334	55,628,357
Collin P. Baron	259,646,683	13,178,940	777,070	55,628,357
Kevin T. Bottomley	270,218,517	2,633,699	750,477	55,628,357
George P. Carter	252,858,905	19,991,474	752,314	55,628,357
Jane Chwick	268,965,350	3,808,368	828,975	55,628,357
William F. Cruger, Jr.	270,136,339	2,578,384	887,970	55,628,357
John K. Dwight	267,529,609	5,250,875	822,209	55,628,357
Jerry Franklin	261,765,782	10,975,929	860,982	55,628,357
Janet M. Hansen	262,724,587	10,134,180	743,926	55,628,357
Nancy McAllister	261,868,178	10,934,415	800,100	55,628,357
Mark W. Richards	263,451,726	9,295,514	855,843	55,628,357
Kirk W. Walters	265,569,022	7,292,910	740,761	55,628,357

2. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. Holders of a majority of the Company’s shares present in person or by proxy and entitled to vote at the Annual Meeting gave advisory approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement. 252,134,299 votes were cast for the proposal; 19,792,731 votes were cast against the proposal; and 1,675,663 shares abstained from voting on the proposal. There were 55,628,357 broker non-votes with respect to the proposal.

3. Vote on approval of amendments to Directors’ Equity Compensation Plan. Holders of a majority of the Company’s shares present in person or by proxy at the Annual Meeting voted to approve the proposed amendments to the Company’s Directors’ Equity Compensation Plan. 252,532,622 votes were cast for the proposal; 19,469,893 votes were cast against the proposal; and 1,600,178 shares abstained from voting on the proposal. There were 55,628,357 broker non-votes with respect to the proposal.

4. Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2019. 317,365,622 votes were cast for the proposal; 10,541,592 votes were cast against the proposal; and 1,323,836 shares abstained from voting on the proposal. There were no broker non-votes with respect to the proposal.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: May 16, 2019	By:	/s/ William J. Kelleher, III (Signature)

	Name:	William J. Kelleher, III
	Title:	Assistant Secretary

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